Exhibit 99.1

For more information:
Mike Campbell, 816-842-8181
FOR IMMEDIATE RELEASE	investorrelations@inergyservices.com

Inergy Midstream, L.P. Declares Quarterly Cash Distribution

Kansas City, MO (April 26, 2012) – The Board of Directors of NRGM GP, LLC, general partner of Inergy Midstream, L.P. (NYSE:NRGM), announced that it has declared the company’s quarterly cash distribution of $0.37 per limited partner unit ($1.48 annually) for the quarter ended March 31, 2012. The distribution will be paid on May 15, 2012, to unitholders of record as of May 8, 2012.

“We are pleased to declare our first full quarterly distribution to our new unitholders. Inergy Midstream’s business is performing as expected, our Marc I pipeline project is under construction, and our balance sheet is well positioned to support the growth in our midstream operations,” said John Sherman, President and CEO of Inergy Midstream. “We are very focused on delivering growth in cash distributions to unitholders.”

Inergy Midstream plans to release its fiscal 2012 second quarter earnings on May 3, 2012. Inergy Midstream will host a live conference call and internet webcast on May 3, 2012, at 9:00 a.m. Central Time to discuss the results of operations for the quarter ended March 31, 2012, and its business outlook. The call-in number for the earnings call is 1-888-595-3894, and the conference name is Inergy Midstream. The live internet webcast and the replay can be accessed on Inergy Midstream’s website, www.inergylp.com. A digital recording of the call will be available for one week following the call by dialing 1-855-859-2056 and entering the pass code 75956869.

About Inergy Midstream, L.P.

Inergy Midstream, L.P., headquartered in Kansas City, Missouri, is a master limited partnership engaged in the development and operation of natural gas and NGL storage and transportation assets. Our assets are located in the Northeast region of the United States.

This press release contains forward-looking statements, which are statements that are not historical in nature such as the expectation that we expect to deliver growth in cash distributions to unitholders. Forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated, or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: weather conditions that vary significantly from historically normal conditions; the general level of petroleum product demand and the availability of propane supplies; the price of propane to the consumer compared to the price of alternative and competing fuels; the demand for high deliverability natural gas storage capacity in the Northeast; our ability to successfully implement our business plan, including the placement of our expansion projects in-service in a timely manner; the outcome of rate decisions levied by the Federal Energy Regulatory Commission; our ability to generate available cash for distribution to unitholders; and the costs and effects of legal, regulatory, and administrative proceedings against us or which may be brought against us. These and other risks and assumptions are described in Inergy’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

Corporate news, unit prices, and additional information about Inergy Midstream, including reports from the United States Securities and Exchange Commission, are available on the company’s website, www.inergylp.com. For more information, contact Mike Campbell in Inergy Midstream’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent of Inergy’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Inergy Midstream’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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